                                GEOTHERMAL LEASE

          THIS LEASE is made this 31st day of August, 1983, by and between MAGMA
ENERGY, INC., ("Lessor") a Nevada corporation, as Lessor, and HOLT GEOTHERMAL
COMPANY, ("Lessee") a California corporation, as Lessee.

                                    Recitals

          Lessor has heretofore drilled certain wells and developed certain geothermal resources on the land and premises hereinafter described. Lessee desires to undertake to develop additional geothermal resources on said land and to construct thereon facilities to utilize geothermal resources for the generation of electric power, utilizing the Magmamax power process, a proprietary and patented process owned by Lessor for generating electric power utilizing geothermal resources, the U.S. patent number thereon being 3,757,516.
Lessee desires, in addition to a non-exclusive license to utilize on and limited to the leased land the Magmamax power process, to use a portion of said land for electric power generating facilities and to obtain, on a continuing basis and subject to License Agreement, the benefit of Lessor's continuing knowledge and experience with respect to the Magmamax process and to have the non-exclusive right to utilize any new developments or improvements of the
Magmamax process on and limited to the leased land.

          1. WITNESSETH: that in consideration of the agreements contained herein, the parties hereby enter into a lease of the hereinafter described land
(the "leased land") by Lessor to Lessee and concurrently herewith, and as part of one integrated transaction, the parties shall enter into a License Agreement with respect to the leased land and with respect to the use by Lessee of the
Magmamax power process. In consideration of the agreements contained herein, the
Lessor does grant, lease, let and demise unto the Lessee, its successors and assigns, the leased land with the sole and exclusive right to the Lessee to enter upon and to use and occupy the leased land to explore for, drill for, develop, mine, produce and use the natural heat of the earth, the energy, in whatever form, below the surface of the earth present in, resulting from, or created by, or which may be extracted from, such natural heat, and all minerals in solution or other products obtained from naturally heated fluids, brines, associated gases, and steam, in whatever form, found below the surface of the earth ("geothermal resources") and to take, store, remove, dispose of and use same

                                       -2-

and for uses and purposes incidental thereto, together with the right to use the leased land and to construct and maintain any and-all facilities thereon and therein as may be necessary for Lessee's operations on the leased land or other lands in the vicinity of the leased land, and for use of the geothermal resources including but not limited to well sites, pipelines, power plants, power transmission lines, power stations, tanks, ponds, wells for injection or reinjection of waste water, gases and other residual products, roads, and other structures and installations. Lessor retains all rights to use and occupy the surface and subsurface of the leased land for all purposes, provided that such use or occupancy shall not unreasonably interfere with the rights of Lessee under this Lease.

          2. Description The leased land is described in Exhibit "A" attached hereto and made a part hereof. In addition to the above-described leased land, this Lease also covers accretions and any small strips or parcels of land now or hereafter owned by Lessor which are contiguous or adjacent to the above-described leased land. Lessor agrees to execute at Lessee's request any additional or supplemental instruments for a more complete or accurate description of the land so covered.

          3. Term TO HAVE AND TO HOLD the leased land for a period of thirty
(30) years from the date hereof ("primary term") and so long thereafter as any geothermal resources are produced therefrom, or are capable of being produced therefrom, or drilling or producing operations are conducted thereon, or excused under the terms hereof.

          4. Commencement of Operations Within eighteen (18) months after the effective date of this Lease, Lessee shall commence and diligently continue the drilling of one or more wells for production of geothermal resources from the leased land until Lessee shall have satisfied itself that sufficient geothermal resources are obtainable to supply the needs of a power plant or power plants of a gross capacity of ten (10) or more megawatts. If, within six (6) months after commencement of drilling the first well on the leased land, Lessee determines in its sole judgment that it is not able to develop on the leased land a sufficient quantity of geothermal resources to warrant installation of one or more power plants for generating electricity therefrom, Lessee may, upon notice given to
Lessor within thirty (30) days after expiration of such six (6) month period, terminate and be freed of all obligations under this Lease. If Lessee elects not to so terminate this Lease, Lessee shall proceed with the drilling of such well as wells as it deems appropriate to supply the requisite quantity of geothermal

                                       -3-

resources for operation of a power plant or power plants and shall proceed diligently and in good faith with construction of a power plant or power plants on the leased land for generation of electricity utilizing the geothermal resources.

          5. Royalty Lessee shall pay to Lessor as royalty during the full term of this Lease compensations as follows: (a) As to electricity generated by facilities having a gross rated capacity of ten (10) megawatts or less, Lessee shall pay to Lessor twenty-two percent (22%) of the gross proceeds received by
Lessee. The said payment shall be deemed to embrace a payment of nineteen percent (19%) of gross proceeds for geothermal resources produced from the leased land and utilized for the generation of electricity thereon and three percent (3%) of gross proceeds as payment for the said non-exclusive license, for surface land use and for Lessee's agreement to make available to Lessor subject to License Agreement its continuing knowledge and experience with respect to the Magmamax power process and the right to utilize new developments or improvements thereof on the leased land; (b) As to electricity generated by facilities having a gross rated capacity in excess of ten (1O) megawatts, Lessee shall pay to Lessor twenty-five percent (25%)of the gross proceeds received by
Lessee. The said payment shall be deemed to embrace a payment of twenty-two percent (22%) of gross proceeds for geothermal resources produced and utilized for the generation of electricity and three percent (3%) of gross proceeds as payment for the said non-exclusive license, for surface land use and for
Lessor's agreement to make available to Lessee subject to License Agreement its continuing knowledge and experience with respect to the Magmamax power process and the right to utilize new developments or improvements thereof on the leased land; (c) The payment by Lessee to Lessor of the total compensations provided for in subparagraphs (a) and (b) hereof, when due, for the full term of this
Lease is a condition to the continuation of Lessee's rights under this Lease and its right to use or occupy the leased land or any part thereof. In the event
Lessee shall default under any covenant or condition of this Lease and shall fail to remedy such default or to commence in good faith to remedy such default, if such default cannot be remedied within the notice period, Lessor shall have the right, upon expiration of sixty (60) days written notice of default, to terminate this Lease and all of Lessee's rights hereunder. The term "gross proceeds" means the amount received from the sale to others of electricity produced on the leased land from geothermal resources therein by the Lessee.
Lessee shall pay to Lessor said royalty on the last day of each month for accrued royalties for the preceding calendar month. If the geothermal resources produced from the leased land are insufficient for operation of

                                       -4-

Lessee's plant or plants at a gross capacity of ten (10) megawatts, at the request of Lessee, Lessor may supply geothermal resources from other land and the 22% royalty rate shall apply to gross proceeds produced therefrom. If Lessor is unable to provide sufficient geothermal resources, Lessee may secure geothermal resources from other lands without paying royalty to Lessor on the geothermal resources so secured. Lessee shall have the right to commingle the geothermal resources with geothermal resources produced from other lands and to pay Lessor's royalty on the basis of production allocable to the leased land as determined by metering or gauging same. Lessee shall not be required to pay royalty on any electricity generated on the leased land and used by it in its operations under this Lease.

          6. License Agreement Lessor agrees to grant to Lessee, by separate agreement entered into concurrently herewith, a non-exclusive license to utilize on and limited to the leased land for the term of this Lease Lessor's patented
Magmamax power process and improvements thereof. Together with said license,
Lessor will agree to make available to Lessee without additional consideration,
Lessor's continuing knowledge and experience with respect to said process. In the event Lessee shall develop any patentable improvements to the Magmamax power process, Lessor shall be entitled to a non-exclusive royalty free license with respect thereto.

          7. Plant Expansion Lessee shall have the right to increase the capacity of its plant or build additional plants on the leased land if operations under this Lease demonstrate the availability of an adequate supply of geothermal resources on the same terms and conditions as set forth herein.
Lessee shall have the right of first refusal for the development of electricity available from geothermal resources on adjacent or nearby lands leased or otherwise controlled by Lessor, in the event Lessee's operation proves the adequacy of the geothermal resources and the commercial feasibility of producing electricity therefrom. Lessee shall have four (4) years from the date of firm operation of the plant to determine if an increase in plant and production capacity is warranted by the geothermal resources underlying the leased land on the basis of its operations. Lessee will notify Lessor of its determination on or before the fourth anniversary of said date. If an increase in the size of the plant or construction of additional plants is not warranted in Lessee's sole judgment, Lessee will relinquish its rights to the surface area not actually used for the original plant or plants, gathering and injection lines, and wells.
Lessor shall assume full responsibility for compliance

                                       -5-

with any necessary governmental approvals of such a relinquishment by Lessee. A release of surface rights to any part of the leased land shall not constitute a release of any part of the geothermal resources underlying the leased land.

          8. Reinjection Lessee shall have the right to drill such well or wells on the leased land as Lessee may deem desirable, including wells for injection or reinjection purposes, and shall have the right to dispose in any such wells waste brine; water and other substances, waste products from a well or wells, power plants or other facilities, located on the leased land or from wells, power plants, or other facilities, located in the vicinity of the leased land.
Lessee shall have the right to freely transfer geothermal resources from wells located on the leased land, or other lands in the vicinity of the leased land, to and from the leased land and to inject geothermal resources into a well or wells located on the leased land.

          9. Inspection by Lessor Lessor, or its agents, at Lessor's sole risk, may during hours of operation examine the leased land and the workings, installations and structures thereto and operations of Lessee thereon, and may at reasonable times inspect the books and records of Lessee with respect to production and operations and matters pertaining to the payment of royalties to
Lessor. Lessee shall make available to Lessor all of Lessee's information and operating experience as to producing and injection wells and the installed electric generating facilities. Lessee shall also furnish to Lessor all drilling, engineering and geological reports, tests and logs as to all wells drilled on said land. Lessor retains the right to utilize the leased land for any and all purposes provided that such use shall not unreasonably interfere with Lessee's operations thereon. Lessor, its employees, representatives and permittees retain the right at all times to enter upon the leased land and to view all operations and activities of Lessee thereon, provided that Lessee shall not be liable to Lessor or to any such persons for personal injury or property damage not resulting from any negligent act or omission of Lessee. Lessor shall maintain all information gained by such inspection in strict confidence and shall not disclose any of such information to third parties without advance written permission of Lessee.

          10. Warranty of Title Lessor hereby warrants that it has clear title to the leased land and the geothermal resources contained therein, agrees to defend title conveyed to Lessee under this Lease, and agrees that Lessee, at
Lessee's option, may pay and discharge any taxes, mortgages or liens existing, levied or assessed on or against the leased land. If Lessee

                                       -6-

exercises such option, Lessee shall be subrogated to the rights of the party to whom payment is made to the extent of all payments, costs and expenses, including attorneys' fees, and, in addition to its other rights, may reimburse itself out of any royalties otherwise payable to Lessor, In the event Lessee is made aware of any claim inconsistent with Lessor's title. Lessee may suspend the payment of royalties under this Lease, without interest, until Lessee has been furnished satisfactory evidence that such claim has been resolved.

          11. Lesser Interest If the Lessor or any party Lessor owns a lesser interest in the geothermal resources under this Lease than the entire and undivided fee estate therein, then the royalty herein provided as to geothermal resources shall be paid to the Lessor or such party Lessor only in the proportion which his ownership bears to the whole and undivided fee. Lessor shall bear the entire cost of any underlying royalty interest in the fee estate or otherwise.

          12. Removal Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon the leased land by or pursuant to permission of Lessee, provided that if such removal should occur after termination of all rights granted herein, it shall be completed within a reasonable time thereafter. Lessee agrees after termination of this Lease to leave the leased land in a clean condition and to level sump holes or excavations.

          13. Implied Covenants This Lease constitutes and expresses the entire agreement between the parties and no implied covenant of any kind shall be read into it and in particular there shall not be read into it any implied covenant requiring Lessee to commence or to continue to conduct more drilling or other operations on the leased land or to drill more wells thereon or fixing any greater measure of diligence than Lessee has herein expressly agreed to.

          14. Ancillary Rights In exploring for, developing, producing, using and marketing geothermal resources on the leased land, Lessee shall have the right of ingress and egress along with the right to conduct such operations on the leased land as may be reasonably necessary for such purposes, including but not limited to geophysical operations, the drilling of wells, and the construction and use of roads, canals, pipelines, tanks, water wells, disposal wells, injection wells, pits, electric and telephone lines, power stations and plants, and

                                       -7-

other facilities deemed necessary by Lessee to discover, produce, store, treat or transport geothermal resources and easements necessary thereto. Lessee may use in such operations, free of cost, any water or other substances produced on the leased land. The right of ingress and egress granted hereby shall apply to the entire leased land described, notwithstanding any partial release or other termination of this Lease with respect thereto.

          15. Breach or Default In the event at any time after four (4) years from the date hereof Lessee shall sell electrical power from said leased land in any amount less than two (2) megawatts gross generating capacity and if such condition continues for a period of one (1) year (the generating output would be computed on an average for said one year), Lessor shall have the right to consider the aforesaid event a default under this Lease, provided that Lessee shall not be required to produce and sell electricity in excess of the reservoir capability of the leased land. If Lessee at any time during the term of this
Lease and Agreement determines in good faith that it is uneconomic or not feasible to continue its operations on the leased land, Lessee shall have the right to terminate this Lease and to relinquish its rights under this lease. In the event of termination Lessee shall execute and deliver appropriate instruments to clear title to the leased land and shall remove surface facilities and provide for wells as herein provided in the event of termination due to Lessee's default. No litigation shall be initiated by Lessor with respect to any breach or default by Lessee under this Lease, for a period of at least ninety (90) days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to begin to remedy the breach or default within such period. In the event the matter is litigated and there is a final judicial determination that a breach has occurred, this Lease shall not be forfeited or cancelled in whole or in part unless Lessee is given a reasonable time after such judicial determination to remedy the breach or default and Lessee fails to do so.

          16. Forbearance by Lessor If any default shall occur which entitles
Lessor to terminate this Lease, Lessor shall have no right to terminate this
Lease unless, following the expiration of the period of time given to
Lessee to cure such default, Lessor shall notify any beneficiary under a deed of trust covering all or any part of the leased land ("Mortgagee") of Lessor's intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination (the "Termination Notice"). Lessor shall have no right to terminate

                                       -8-

this Lease if after delivering the Termination Notice to Mortgagee any of the following occurs: (a) In the case of a default in the payment of royalties,
Mortgagee shall notify Lessor of Mortgagee's desire to cure such default, and
Mortgagee shall pay or cause to be paid all royalties, and any other payments then due and in arrears as specified in the Termination Notice, as well as such sums which may become due during such thirty day period, or extended period as provided in subsection (c) below; (b) In the case of a default which does not involve the payment of money but is reasonably susceptible of being cured by
Mortgagee, Mortgagee shall notify Lessor of Mortgagee's desire to cure such default, and Mortgagee shall comply, or in good faith and with reasonable diligence commence to comply, with all such nonmonetary requirements of this
Lease then in default and diligently pursue such cure to completion, subject to paragraph 17; (c) In the case of a default not reasonably susceptible of being cured by Mortgagee, including failure of production, or in the event Mortgagee is complying with the requirements of subsections (a) or (b) above, this Lease shall not terminate provided (i) within ninety (90) days after the giving by
Lessor of the Termination Notice, Mortgagee gives written notice to Lessor of
Mortgagee's intention to foreclose its deed of trust, and (ii) Mortgagee, within ninety (90) days after the giving of the Termination Notice commences foreclosure or similar proceedings under its deed of trust for the purpose of acquiring Lessee's interest in this Lease and thereafter diligently prosecutes the same (provided however, that if Mortgagee is restrained by a court of competent jurisdiction from so proceeding, the time periods set forth above shall be tolled), and (iii) either Mortgagee or any other purchaser of Lessee's interest under this Lease, within a reasonable time after the acquisition of such interest, commences production, or otherwise cures all defaults hereunder susceptible of being cured by Mortgagee or such purchaser. No cancellation, surrender or modification of this Lease shall be effective unless consented to in writing by any Mortgagee.

          17. Force Majeure Lessee's obligations under this Lease shall be suspended until expiration of ninety (90) days after removal of cause for suspension and the term of this Lease and the period for removal of Lessee's property in the event of termination shall be extended while Lessee is prevented from complying therewith by strikes, lockouts, riots, action of the elements, accidents, delays in transportation, inability to secure labor or materials in the open market, laws, rules, or regulations of any Federal, State, Municipal or other governmental agency, authority, or representative having jurisdiction,

                                       -9-

inability to secure or absence of a market for commercial sale of geothermal resources from the leased land; or by other matters or conditions beyond the reasonable control of Lessee, whether or not similar to the conditions or matters specifically enumerated in this Paragraph.

          18. Liens, Taxes and Insurance Lessee shall hold harmless, indemnify and defend Lessor against all claims, demands, actions and causes of action for injury or death to persons, damage or destruction of property unless caused by the negligence or misconduct of Lessor, mechanic's and materialman's liens arising out of or by virtue of Lessee's rights or exercise of any rights under this Lease, operations on the leased land or any acts or omissions by Lessee, and Lessee undertakes and agrees to obtain and maintain insurance coverage, naming Lessor as additional insured, in an amount not less than ten million dollars ($10,000,000) principal amount to protect Lessor against any such claims. See 3rd Amendment. Lessee shall pay all taxes levied and assessed against all structures, improvements and personal property placed upon the leased land by Lessee. Lessor shall pay all taxes levied and assessed against the leased land as such including the geothermal resources and the right to production thereof and against any rights therein not covered by this Lease and shall pay all taxes levied and assessed against all structures and improvements placed on the leased land by Lessor. See 3rd Amendment. Lessee, at its own expense, prior to commencing operations on the leased land, shall obtain, and thereafter while this Lease is in effect shall maintain, adequate Workers'
Compensation Insurance.

          19. Assignment Except as provided in this Paragraph, the interest of either Lessor or Lessee under this Lease may be assigned, devised or otherwise transferred in whole or in part, by area and by depth or zone and the rights and obligations shall extend to their respective heirs, devisees, executors, administrators, successors and assigns. No change in Lessor's ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee under this Lease and no change in ownership shall be binding on Lessee until sixty (60) days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee. Lessee shall not transfer, assign or reassign its interest in whole or in part in this Lease without the consent of Lessor, which consent shall not be unreasonably withheld, provided that this Lease may be hypothecated for the benefit of any creditor of Lessee or Lessee's successor in interest. If Lessee transfers its interest under this Lease in whole or in part,
Lessee shall be

                                      -10-

relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred.

          20. Notice Any notice from the Lessor to the Lessee must be given by sending the same by registered or certified mail, postage prepaid, addressed to its office at 1301 Chelton Way, South Pasadena, California 91030, and any notice from the Lessee to the Lessor must be given in the same manner addressed to the
Lessor at 631 South Witmer Street, Los Angeles, California 90017. The parties may, upon notice, change their said respective addresses for notice.

          21. Severability If any provision of this Lease shall be found or declared to be null, void or unenforceable for any reason whatsoever by any
Court of competent jurisdiction, then and in such event only such provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, which remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties, it being specifically understood and agreed that the provisions of this Lease are severable for the purposes of the provisions of this Paragraph. This Lease shall not in any event extend beyond such term as may be legally permissible under applicable laws, and should any such applicable law limit the term to less than that provided in Paragraph 3, then this Lease shall not be void but shall be deemed to be in existence for such term and no longer.

          22. Integration This Lease constitutes the entire agreement between the parties and supersedes all other agreements and understandings, whether oral or written, the parties may have in connection therewith, including the March 3,
1982, Letter of Intent to enter into this Lease, and may be modified or terminated only by a writing signed by the parties.

          23. Binding Effect This Lease shall extend to and be binding upon the heirs, executors, administrators, grantees, successors and assigns of the parties.

          24. New Paragraph 24 (4/87)

          25. New Paragraph 25 (4/87)

                                     -11-

          IN WITNESS WHEREOF the parties hereto have executed this Lease effective as of the date first written above.

HOLT GEOTHERMAL COMPANY                 MAGMA ENERGY, INC.

By: /s/ Illegible                       By: /s/ Illegible
    ---------------------------------       ------------------------------------
    President                               Chairman

Attest: /s/ Illegible                   Attest: /s/ Illegible
        -----------------------------           --------------------------------
        Secretary                               Secretary

STATE OF CALIFORNIA,    )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On 31 August 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Ben Holt, known to me to be the
President, and W. F. Viney, known to me to be Secretary of Holt Geothermal
Company, the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

WITNESSETH my hand and official seal.

/s/ Betty J. Peterson                   ------------------------------------
-------------------------------------   [SEAL]         OFFICIAL SEAL
Betty J. Peterson                                    BETTY J. PETERSON
                                                  NOTARY PUBLIC CALIFORNIA
                                                     LOS ANGELES COUNTY
                                               My comm. expires MAY 14, 1984
                                        ------------------------------------

STATE OP CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On August 31, 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared B. C. McCabe, known to me to be the Chairman, and Joseph W. ______, known to me to be Secretary of Magma
Energy, Inc., the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

/s/ April L. Wogatzke                   -------------------------------------
-------------------------------------   [SEAL]         OFFICIAL SEAL
april L. Wogatzke                                    APRIL L. WOGATZKE
                                                 NOTARY PUBLIC - CALIFORNIA
                                                      SAN DIEGO COUNTY
                                               My comm. expires JUL 27, 1984
                                        -------------------------------------
                                        P.O. Box 17760, Los Angeles, CA 90017

                                   EXHIBIT "A"

                                    Parcel A

          Those patented placer mining claims in the Mammoth Mining District,
County of Mono, State of California, known and described in the Patent as follows:

          WHITE OWL NO. 2 claim, embracing Section 32, West half of Northwest quarter of Northeast quarter;

          WHITE OWL NO. 3 claim, embracing Section 32, Northwest quarter of
Southwest quarter of Northeast quarter, and

          WHITE OWL NO. 5 claim, embracing Section 32, North half of Southeast quarter of Northwest quarter;

according to the official plat of said land approved January 28, 1857.

          EXCEPTING THEREFROM any veins or lodes of quartz, or other rock in place bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land above described, which may have been discovered or known to exist on or prior to November 20, 1950.

          Subject to rights of way, easements, and rights (other than ownership of or rights to receive any rents or royalties on goethermal resources in, under or that may be produced from said land) of record.

                                    Parcel B

          Southwest quarter of the Northwest quarter of Section 32, Township 3
South, Range 28 East, M.D.M., in the County of Mono, State of California
according to the official Plat thereof filed in the District Land office on June
23, 1857.

          EXCEPTING THEREFROM the surface of the Southwesterly three (3) acres, more or less, occupied by a lumberyard as of the date of this Lease.

          Subject to rights of way, easements, and rights (other than ownership of or rights to receive any rents or royalties on geothermal resources in, under or that may be produced from said land) of record.

Recording Requested By and
When Recorded Return To:

WILLIAM E. VINEY, ESQ.
530 West 6th Street, Suite 623
Los Angeles, California 90014

                               MEMORANDUM OF LEASE

               THIS MEMORANDUM OF LEASE is made on August 31, 1983 between Magma
               Energy, Inc., a Nevada corporation ("Lessor"), and Holt
               Geothermal Company, a California corporation ("Lessee").

                                   WITNESSETH:

          The parties hereto have entered into a Geothermal Lease (the "Lease")
granting to Lessee the exclusive right to the geothermal resources produced from the land subject to the Lease. Under the terms of the Lease, the Lessor shall share in the revenues received from the use of the energy derived from the geothermal resources.

          ACCORDINGLY, in consideration of the premises and the mutual covenants set forth in the Lease, it is agreed between the parties as follows:

          1. Term of Premises. The Lessor hereby leases exclusively to Lessor, and Lessee hereby leases for its exclusive use from Lessor all rights to the geothermal resources

                                       -2-

produced from the real property located near the Casa Diablo Hot Springs, County of Mono, State of California described in Exhibit A attached to this
Memorandum of Lease. The term of the Lease is for thirty (30) years from and after the date hereof and so long thereafter as any geothermal resources are produced therefrom, or are capable of being produced therefrom, or drilling or producing operations are conducted thereon or excused under the terms of the
Lease. The Lease also provides Lessee with a right to use a certain portion of the surface of the real property, the right to conduct certain activities on the surface of the real property, continuing access rights to the real property, all as more specifically set forth in the Lease, which Lease is dated August 31,
1983. The provisions of the Lease are incorporated into this Memorandum of Lease by reference.

          2. Purpose of Memorandum of Lease. This memorandum of Lease is prepared for the purpose of recordation, and it in no way modifies the provisions of the Lease referred to in Section 1 hereof.

          IN WITNESS WHEREOF the parties hereto have executed this Memorandum of
Lease effective as of the date first written above.

HOLT GEOTHERMAL COMPANY                 MAGMA ENERGY, INC.

By: /s/ Illegible                       By: /s/ Illegible
    ---------------------------------       ------------------------------------
    President                               Chairman

Attest: /s/ Illegible                   Attest: /s/ Illegible
        -----------------------------           --------------------------------
        Secretary                               Secretary

                                       -3-

STATE OF CALIFORNIA,    )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On August 31, 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared B.C. Me_abe, known to me to be the Chairman, and Joseph W. A_dlin, known to me to be Secretary of Magma Energy,
Inc., the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

WITNESSETH my hand and official seal.

                                        --------------------------------------
/s/ April L Wogatzke                                    OFFICIAL SEAL
-------------------------------------                  APRIL L WOGATZKE
April L. Wogatzke                       [SEAL]    NOTARY PUBLIC - CALIFORNIA
                                                       SAN DIEGO COUNTY
                                                 My comm. expires JUL 27, 1984
                                        --------------------------------------
                                        P. O. Box 17780, Los Angeles, CA 90017

STATE OF CALIFORNIA,    )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On 31 August 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Ben Holt, known to me to be the
President, and W.E. Viney, known to me to be Secretary of Holt Geothermal
Company, the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

WITNESSETH my hand and official seal.

                                        --------------------------------------
/s/ Betty J. Peterson                                    OFFICIAL SEAL
-------------------------------------                  BETTY J PETERSON
Betty J. Peterson                       [SEAL]    NOTARY PUBLIC - CALIFORNIA
                                                       LOS ANGELES COUNTY
                                                 My comm. expires MAY 14, 1984
                                        --------------------------------------

                                   EXHIBIT "A"

                                    Parcel A

          Those patented placer mining claims in the Mammoth Mining District,
County of Mono, State of California, known and described in the Patent as follows:

          WHITE OWL NO. 2 claim, embracing Section 32, West half of Northwest quarter of Northeast quarter;

          WHITE OWL NO. 3 claim, embracing Section 32, Northwest quarter of
Southwest quarter of Northeast quarter, and

          WHITE OWL NO. 5 claim, embracing Section 32, North half of Southeast quarter of Northwest quarter;

according to the official plat of said land approved January 28, 1857.

          EXCEPTING THEREFROM any veins or lodes of quartz, or other rock in place bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land above described, which may have been discovered or known to exist on or prior to November 20, 1950.

          Subject to rights of way, easements, and rights (other than ownership of or rights to receive any rents or royalties on geothermal resources in, under or that may be produced from said land) of record.

                                    Parcel B

          Southwest quarter of the Northwest quarter of Section 32, Township 3
South, Range 28 East, M.D.M., in the County of Mono, State of California,
according to the official Plat thereof filed in the District Land office on June
23, 1857.

          EXCEPTING THEREFROM the surface of the Southwesterly three (3) acres, more or less, occupied by a lumberyard as of the date of this Lease.

          Subject to rights of way, easements, and rights (other than ownership of or rights to receive any rents or royalties on geothermal resources in, under or that may be produced from said land) of record.

[PACIFIC LIGHTING ENERGY SYSTEMS LOGO]

                                                            6055
                                                            East
                                                            Washington
                                                            Boulevard.
                                                            Commerce,
                                                            California
                                                            90040
A SUBSIDIARY Of
Pacific
Lighting                                                    TELEPHONE
Corporation                                                 (213)725-1139

                                                                    May 11, 1987

Mr. Kenneth Schueler
Vice President, Finance
PACIFIC LIGHTING LEASING COMPANY, INC.
P. O. BOX 3233
Culver City, California 90230

     Subject: Consent to Amendment of Geothermal Lease between Mammoth-Pacific and Magma Energy, Inc.

Dear Ken:

          As you know, on September 7, 1983, Pacific Lighting Leasing Company
("PLLC") entered into a Construction and Term Loan Agreement (the "Loan
Agreement") with Mammoth-Pacific, a joint venture organized as a California general partnership ("Mammoth"). Section 7.02(d) of the Loan Agreement requires consent by PLLC to any amendment or modification of the Geothermal Lease between the Mammoth-Pacific and Magma Energy, Inc.

          Mammoth intends to enter into an amendment of the Geothermal Lease to modify, in a manner beneficial to Mammoth-Pacific, royalty and other provisions of Geothermal Lease. A copy of the First Amendment to Geothermal Lease is attached to this letter.

Mr. Kenneth Schueler
May 11, 1987
Page -2-

          If PLLC will consent to the First Amendment to the Geothermal Lease as required by the Loan Agreement, please countersign this letter in the space indicated below and return it to me.

                                        Sincerely,

                                        MAMMOTH-PACIFIC,
                                        a California general partnership

                                        By: Pacific Geothermal Company

                                        By: /s/ Donald C. Liddell
                                            ------------------------------------
                                            Donald C. Liddell
                                            Vice President

DCL: rj
Attachment

Agreed to and accepted by
PACIFIC LIGHTING LEASING COMPANY
this             day of May, 1987
     -----------

By: /s/ Illegible
    ---------------------------------
Title: ______________________________
Dated: July 17, 1987

[PACIFIC LIGHTING ENERGY SYSTEMS LOGO]                             6055
                                                                   East
                                                                   Washington
                                                                   Boulevard,
                                                                   Commerce,
                                                                   California
                                                                   90040
A SUBSIDIARY OF
Pacific
Lighting                                                           TELEPHONE
Corporation                                                        (213)725-1139

                                                                    May 11, 1987

Mr. Sebastian J. Nola
Manager of Cogeneration Development
SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770

     Subject: Consent to Amendment of Geothermal Lease between Mammoth-Pacific and Magma Energy, Inc.

Dear Bash:

          As you know, on December 28, 1983, Southern California Edison Company
("Edison") entered into a Deed of Trust, Assignment of Rents and Security
Agreement (the "Deed of Trust") associated with a Power Purchase and Sales
Agreement with Mammoth-Pacific, a joint venture organized as a California general partnership ("Mammoth"). Section 8 of the Deed of Trust requires consent by Edison to any amendment or modification to the Geothermal Lease between
Mammoth and Magma Energy, Inc.

          As we discussed by telephone today, Mammoth intends to enter into an amendment of the Geothermal Lease to modify, in a manner beneficial to
Mammoth, the royalty and other provisions of the Geothermal Lease. A copy of the
First Amendment to Geothermal Lease is attached to this letter.

Mr. Sebastian J. Nola
May 11, 1987
Page -2-

          If Edison will consent to the First Amendment to Geothermal Lease as required by the Deed of Trust, please countersign this letter in the space indicated below and return it to me.

                                        Sincerely,

                                        MAMMOTH-PACIFIC,
                                        a California general partnership
                                        By: Pacific Geothermal Company

                                        By: /s/ Donald C. Liddell
                                            ------------------------------------
                                            Donald C. Liddell
                                            Vice President

DCL: rj
Attachment

Agreed to and accepted by
SOUTHERN CALIFORNIA EDISON COMPANY
this 6th day of July, 1987

By: /s/ Illegible
    ---------------------------------
Title: Vice President

-------------------------------------
        APPROVED AS TO FORM:
            JOHN R. BURY
  Vice President and General Counsel

By: /s/ Illegible
    ---------------------------------
                             Attorney

    June 12, 1987
--------------------------------------

                               ASSIGNMENT OF LEASE

               THIS ASSIGNMENT OF LEASE is made on August 31, 1983, between Holt
               Geothermal Company, a California corporation ("Assignor") and
               Mammoth-Pacific, a California general partnership ("Assignee").

                                   WITNESSETH:

          On August 31, 1983, Assignor entered into a Geothermal Lease (the
"Lease") with Magma Energy, Inc., a Nevada corporation, with respect to real property located near the Casa Diablo Hot Springs, County of Mono, California,
described in Exhibit A attached hereto.

          Assignor desires to assign all of its right, title and interest in the Lease to Assignee, and Assignee desires to accept such assignment and assume all of the obligations of Assignor under the Lease.

          The Lease is evidenced by a Memorandum of Lease recorded on September
6, 1983 as instrument No. 1765 in the Official Records of the County Recorder of
Mono County, California.

                                       -2-

          ACCORDINGLY, in consideration of the premises, it is agreed as follows:

          1. Assignment and Assumption. Assignor hereby assigns and transfers to
Assignee all of its right, title and interest in the Lease, and Assignee accepts the assignment and assumes and agrees to perform, effective upon the date that this assignment is signed by Assignee, as a direct obligation to Assignor, all provisions of the Lease.

          2. Warranty and Indemnity.

          Assignor covenants with Assignee that Assignor is the lawful owner of and has good title to the interest assigned in Section 1 hereof and to the
Lease, estate, rights and property, free and clear from all liens, encumbrances or adverse claims; that the Lease is a valid and subsisting lease on the above described real property; and that all royalties due under the Lease have been paid and all conditions necessary to keep the Lease in full force have been duly performed. Assignor will warrant and forever defend such title against all persons whomsoever, lawfully claiming or to claim the same; hold Assignee harmless from any claims or liability arising from performance or nonperformance under the Lease; and indemnify Assignee against any costs or attorneys' fees incurred in relation thereto.

                                       -3-

          IN WITNESS WHEREOF, the parties have signed this Assignment of Lease effective on the date that the acceptance hereof is signed by Assignee.

HOLT GEOTHERMAL COMPANY                 MAMMOTH-PACIFIC

                                        By: PACIFIC ENERGY RESOURCES
                                            INCORPORATED, General Partner

By: /s/ Illegible                       By: /s/ Illegible
    ---------------------------------       ------------------------------------
               President                                 President

Attest: /s/ Illegible                   Attest: /s/ Illegible
        -----------------------------           --------------------------------
                 Secretary                                 Secretary

STATE OF CALIFORNIA,    )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On 31 August 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Ben Holt, known to me to be the
President, and W. E. Viney, known to me to be Secretary of Holt Geothermal
Company, the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

WITNESSETH my hand and official seal.

                                             -----------------------------------
/s/ Betty J. Peterson                                       OFFICIAL SEAL
-------------------------------------                     BETTY J. PETERSON
Betty J. Peterson                            [SEAL]   ________________California
                                                         __________________
                                                    ____________________ __ 1984
                                             -----------------------------------

                                       -4-

STATE OF CALIFORNIA,    )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On September 7, 1983, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________, known to me to be the President, and ________________________, known to me to be Secretary of
Pacific Energy Resources Incorporated, the corporation that executed the within Instrument and known to me to be the persons who executed the within
Instrument on behalf of said corporation, said corporation being known to me to be one of the partners of Mammoth-Pacific, the general partnership that executed the within Instrument, and acknowledged to me that such corporation executed the same as such partner and that such partnership executed the same.

WITNESSETH my hand and official seal.

                                             -----------------------------------
/s/ Deborah L. Rodney                                       OFFICIAL SEAL
-------------------------------------                     DEBORAH L. RODNEY
                                             [SEAL]   NOTARY PUBLIC CALIFORNIA
                                                         LOS ANGELES COUNTY
                                                    My ____________ NOV 17, 1984
                                             -----------------------------------